UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON  D. C.  20549

                                    FORM 8-K

   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE
                                  ACT OF 1934.

                                 AUGUST 29, 2006
                Date of Report (Date of Earliest Event Reported)

                             DNAPRINT GENOMICS, INC.
               (Exact name of Registrant as specified in charter)

                         COMMISSION FILE NUMBER: 0-31905

         UTAH                                                   59-2780520
(State  of Incorporation)                              (I.R.S. Employer I.D. No)

                     900 COCOANUT AVENUE, SARASOTA, FL 34236
                    (Address of Principal Executive Offices)

                                 (941) 366-3400
              (Registrant's Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item  1.01     ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT

Agreement  withDesignated  Marketing, LLC
-----------------------------------------

     On August 29, 2006 the Registrant entered into an agreement with Designated Marketing, LLC ("Designated Marketing"). Under the Agreement, for a period of six months, Designated Marketing will provide the Registrant public relations and corporate communications services to assist the Registrant in communicating more fully and effectively with its shareholders and the investment banking community.

     In exchange for the public relations and corporate communications services provided to the Registrant, Designated Marketing will immediately receive 6,250,000 shares of the Registrant's common stock and will receive an additional 6,250,000 shares of the Registrant's common stock after three months.

Item  3.02     UNREGISTERED  SALES  OF  EQUITY  SECURITIES.

     Pursuant to the Agreement described in Item 1.01, the Registrant has issued 6,250,000 shares of common stock to Designated Marketing, who is a sophisticated investor. The Registrant believes the transaction was exempt from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. The offering was not underwritten.

     From August 1 to August 31, 2006, the Registrant issued 13,859,396 shares of common stock in conjunction with the Investment Agreement with Dutchess, who is a sophisticated investor, and received $161,751 of cash proceeds. The Registrant believes the transaction was exempt from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. The offering was not underwritten.


Item  9.01     FINANCIAL  STATEMENTS  AND  EXHIBITS.

(d) Exhibit 10.49 - Agreement dated August 29, 2006 between the Registrant and Designated Marketing, LLC.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DNAPrint  Genomics,  Inc.


     By:  /s/ Richard  Gabriel
          --------------------
          Richard  Gabriel,  President, and
          Chief Executive Officer

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